             As filed with the Securities and Exchange Commission
                              on October 23, 1997
                                                 Registration No.
     _____________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            NOVASTAR FINANCIAL, INC.
                            ------------------------
             (Exact Name of registrant as specified in its charter)


                Maryland                                 48-1190054
                --------                                 ----------
   (State of incorporation or organization)            (I.R.S. Employer
                                                       Identification No.)

          1900 West 47th Place, Suite 205
               Westwood, Kansas                                66205
               ----------------                                -----
    (Address of principal Executive Offices)                (Zip Code)

If this Form relates to the             If this Form relates to the
 registration of a class of debt        registration of a class of debt
 securities and is effective upon       securities and is to become effective
 filing pursuant to General             simultaneously with the effectiveness
 Instruction A(c)(1) please check the   of a concurrent registration
 following box. [ ]                     statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered
-------------------                        ------------------------------

Common Stock, par value $.01 per share            New York Stock Exchange
--------------------------------------            -----------------------


       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
          -------------------------------------------------------

          The title of the common stock of the Registrant being registered hereby is Common Stock, par value $.01 per share (the "Common Stock"). The description of the Common Stock is contained in the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission, under the captions "Prospectus Summary," "Description of Capital Stock" and "Federal Income Tax Considerations," which description is hereby incorporated herein by reference thereto.

          Item 2.  Exhibits
                   --------

          Instruments defining the rights of holders of the securities being registered hereunder:

          3.1*    Articles of Amendment and Restatement of the Registrant.

          3.3*    Bylaws of the Registrant.

          4.3*    Specimen Common Stock Certificate

______________________________

          * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission.

                                   SIGNATURE


  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 23, 1997



                    NovaStar Financial, Inc.



                    By: /s/ Mark J. Kohlrus
                       -------------------------------
                      Mark J. Kohlrus
                      Senior Vice President, Treasurer and
                      and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number
--------------

  3.1*    Articles of Amendment and Restatement of the Registrant.

  3.3*    Bylaws of the Registrant.

  4.3*    Specimen Common Stock Certificate



______________________________

  * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission.



NNN\NOV1023A.8A

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